Exhibit 99.1

Contact:	Mark Hord	FOR IMMEDIATE RELEASE
ViewPoint Financial Group, Inc.
972-578-5000, Ext. 7440
ViewPoint Financial Group, Inc. Announces Dates of
Third Quarter Earnings Release and Conference Call
PLANO, Texas, October 18, 2011 ... ViewPoint Financial Group, Inc. (NASDAQ:VPFG), (the “Company”) today announced that it plans to release its third quarter 2011 results after the close of the market on Thursday, October 27, 2011. The earnings release, along with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, will be available on the Company’s website, www.viewpointfinancialgroup.com. The Company will also host an investor conference call to review the results on Friday, October 28, 2011, at 10 a.m. Central Time. Participants are asked to call (toll-free) 1-877-317-6789 at least five minutes prior to the call. International participants are asked to call 1-412-317-6789 and participants in Canada are asked to call (toll-free) 1-866-605-3852.
The call and corresponding presentation slides will be webcast live on the home page of the Company’s website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10001720. This replay will be available until February 29, 2012, at 8 a.m., Central Time. The webcast will be archived on the Company’s website until February 29, 2012 or until the Company’s next quarterly webcast/conference call.
ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank. ViewPoint Bank operates 25 community bank offices and 10 loan production offices. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.
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